BlackRock Multi-State Municipal Series Trust

77(I)

Terms of new or amended securities

Effective September 29, 2006, the establishment and designation of Classes are as follows:

1.

The Class A Shares of each Series are redesignated Investor A1 Shares.  The Investor A1 Shares shall retain all of the rights and preferences accorded to the Class A Shares prior to the redesignation.

2.

The Class B Shares of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund are redesignated Investor B1 Shares.  The Investor B1 Shares shall retain all of the rights and preferences accorded to the Class B Shares prior to the redesignation.  The Class B Shares of BlackRock Florida Municipal Bond Fund and BlackRock New York Municipal Bond Fund are hereby redesignated Investor B Shares.  The Investor B Shares shall retain all of the rights and preferences accorded to the Class B Shares prior to the redesignation.

3.

The Class C Shares of each Series are redesignated Investor C1 Shares.  The Investor C1 Shares shall retain all of the rights and preferences accorded to the Class C Shares prior to the redesignation.

4.

The Class I Shares of each Series are redesignated Institutional Shares.  The Institutional Shares shall retain all of the rights and preferences accorded to the Class I Shares prior to the redesignation.

5.

The new classes of Shares of BlackRock Florida Municipal Bond Fund and BlackRock New York Municipal Bond Fund are designated Investor A Shares and Investor C Shares.  The new classes of Shares of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund are designated Investor A Shares, Investor B Shares, Investor C Shares and Service Shares.

6.

The classes of Shares of BlackRock Florida Municipal Bond Fund and BlackRock New York Municipal Bond Fund established and designated are as follows:

a.

Investor A Shares

b.

Investor A1 Shares

c.

Investor B Shares

d.

Investor C Shares

e.

Investor C1 Shares

f.

Institutional Shares

7.

The Classes of Shares of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund established and designated are as follows:

a.

Investor A Shares

b.

Investor A1 Shares

c.

Investor B Shares

d.

Investor B1 Shares

e.

Investor C Shares

f.

Investor C1 Shares

g.

Institutional Shares

h.

Service Shares